As filed with the Securities & Exchange Commission on June 11, 2002
Registration No. 333-87887

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3/A
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WEBB INTERACTIVE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-1293864
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1899 Wynkoop, Suite 600
Denver, Colorado 80202
(303) 296-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William R. Cullen
Webb Interactive Services, Inc.
1899 Wynkoop, Suite 600
Denver, Colorado 80202
(303) 296-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

POST EFFECTIVE AMENDMENT

The distribution of shares pursuant to this registration statement was completed on or prior to April 1, 2002. 677,508 of the shares covered by this registration statement were sold on or prior to that date. The remaining 159,011 shares covered by this registration statement are hereby deregistered because they remained unsold at the time the distribution was completed and the selling stockholder has requested that we deregister those shares.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 11, 2002.

WEBB INTERACTIVE SERVICES, INC.

By:	/s/ WILLIAM R. CULLEN*
William R. Cullen Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 11th day of June, 2002, by the following persons in the capacities indicated:

By:	/s/ WILLIAM R. CULLEN*
William R. Cullen (President, Chief Executive Officer, Chief Financial Officer and a Director)

By:	/s/ STUART J. LUCKO*
Stuart J. Lucko (Chief Accounting Officer)

By:	/s/ LINDLEY S. BRANSON*
Lindley S. Branson (Director)

By:	/s/ ROBERT J. LEWIS*
Robert J. Lewis (Director)

By:	/s/ RICHARD C. JENNEWINE
Richard C. Jennewine (Director)

By:
Alan Falenski (Director)

By:
Robert Lacey (Director)

*By:	/s/ LINDLEY S. BRANSON
Lindley S. Branson Attorney-in -fact

3